Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Third Quarter Financial Results

FREMONT, Calif., October 24, 2011 —   Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its third quarter ended September 30, 2011.

Net revenue for the third quarter of 2011 was $41.3 million, a 1% decrease from $41.7 million and $41.6 million in the second quarter of 2011 and third quarter of 2010, respectively. GAAP net income was $6.9 million, or $0.26 per share (diluted), a 30% increase from $5.3 million, or $0.20 per share (diluted), in the second quarter of 2011 and a 17% decrease from $8.4 million, or $0.32 per share (diluted) in the third quarter of 2010.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $9.1 million, or $0.35 per share (diluted), for the third quarter of 2011, a 22% increase from $7.4 million, or $0.28 per share (diluted), in the second quarter of 2011 and an 11% decrease from $10.2 million, or $0.39 per share (diluted), in the third quarter of 2010.

“Volterra delivered solid profitability despite a cautious demand environment,” said Volterra President and CEO Jeff Staszak. “We are well-positioned for growth in 2012 as our proprietary integrated power technology continues to gain share in server, notebook and communications.”

Earnings Conference Call

Volterra will be conducting a conference call today at 2:30 p.m. (PDT). To access the conference call, investors can dial (877) 941-0844 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9645. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, October 31, 2011. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4478578#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, November 21, 2011.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The Company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•

it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•

it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended September 30, 2011 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 8, 2011 and quarterly report on Form 10-Q filed on August 1, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenue	$41,336	$41,556	$117,210	$118,091
Cost of revenue *	17,776	16,053	50,303	44,923

Gross margin	23,560	25,503	66,907	73,168

Operating expenses:
Research and development *	9,580	9,116	27,663	25,265
Selling, general and administrative *	6,281	6,489	20,044	18,161
Litigation	655	1,483	3,968	4,527

Total operating expenses	16,516	17,088	51,675	47,953

Income from operations	7,044	8,415	15,232	25,215
Non-operating expense (income), net	111	(79)	149	(51)

Income before income taxes	6,933	8,494	15,083	25,266
Income tax (benefit) expense	(9)	127	123	233

Net income	$6,942	$8,367	$14,960	$25,033

Net income per share:
Basic	$0.28	$0.34	$0.61	$1.04

Diluted	$0.26	$0.32	$0.57	$0.97

Weighted average shares outstanding:
Basic	24,806	24,469	24,635	24,163

Diluted	26,198	25,980	26,168	25,915

* Includes stock-based compensation expense as follows:
Cost of revenue	$204	$123	$571	$436
Research and development	865	1,008	2,469	2,419
Selling, general, and administrative	1,064	675	3,082	1,857

Total stock-based compensation expense	$2,133	$1,806	$6,122	$4,712

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30, 2011

	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$23,560	$(204)	$23,764
Gross margin %	57.0%	-0.5%	57.5%
Operating expenses:
Research and development	$9,580	$865	$8,715
Selling, general and administrative	6,281	1,064	5,217
Litigation	655	—	655

Total operating expenses	$16,516	$1,929	$14,587
Income from operations	$7,044	$(2,133)	$9,177
Operating margin %	17.0%	-5.2%	22.2%
Annual effective tax rate	0.8%	0.2%	0.6%
Income tax (benefit)	$(9)	$1	$(8)
Net income	$6,942	$(2,132)	$9,074
Diluted net income per share	$0.26	$(0.09)	$0.35

	Three Months Ended September 30, 2010
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$25,503	$(123)	$25,626
Gross margin %	61.4%	-0.3%	61.7%
Operating expenses:
Research and development	$9,116	$1,008	$8,108
Selling, general and administrative	6,489	675	5,814
Litigation	1,483	—	1,483

Total operating expenses	$17,088	$1,683	$15,405
Income from operations	$8,415	$(1,806)	$10,221
Operating margin %	20.2%	-4.4%	24.6%
Annual effective tax rate	0.9%	-0.3%	1.2%
Income tax expense	$127	$18	$145
Net income	$8,367	$(1,788)	$10,155
Diluted net income per share	$0.32	$(0.07)	$0.39

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2011	June 30, 2011	December 31, 2010

Assets
Current assets:
Cash, cash equivalents and short-term investments	$116,853	$113,823	$99,827
Accounts receivable, net	21,166	22,531	19,437
Inventories	15,648	15,876	15,391
Prepaid expenses and other current assets	2,741	2,596	2,693

Total current assets	156,408	154,826	137,348
Property and equipment, net	8,317	8,040	7,125
Other assets	1,250	1,459	1,734

Total assets	$165,975	$164,325	$146,207

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,692	$7,285	$4,107
Accrued liabilities	8,870	10,091	11,826

Total current liabilities	13,562	17,376	15,933
Lease incentives	386	434	528
Other long-term liabilities	1,450	1,415	1,337

Total liabilities	15,398	19,225	17,798

Stockholders’ equity:
Common stock	28	28	27
Additional paid-in capital	146,807	143,328	134,656
Retained earnings	37,522	30,580	22,562
Treasury stock	(33,780)	(28,836)	(28,836)

Total stockholders’ equity	150,577	145,100	128,409

Total liabilities and stockholders’ equity	$165,975	$164,325	$146,207